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                                                              Exhibit 99.2(h)(1)

                           PLACEMENT AGENCY AGREEMENT

               MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP
                                One Tower Bridge
                          100 Front Street, Suite 1100
                   West Conshohocken, Pennsylvania 19428-2881


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

         Re:  Appointment as Placement Agent
              ------------------------------

Ladies and Gentlemen:

     Morgan Stanley Institutional Fund of Hedge Funds LP, a limited partnership organized under the laws of the State of Delaware (the "Partnership"), hereby agrees with you as follows:

     1.  Partnership Offering.
         --------------------

     The Partnership proposes to issue and to sell limited partnership interests ("Interests") in accordance with a Private Placement Memorandum issued by the Partnership dated April 5, 2002, as amended or supplemented from time to time (the "Memorandum").

     2.  Definitions.
         -----------

     All capitalized terms used in this Agreement that are not separately defined in this Agreement have the respective meanings set forth in the Memorandum.

     3.  Placement of Interests.
         ----------------------

     (a) Subject to the terms and conditions set forth in this Agreement, the Partnership hereby appoints you as a placement agent in connection with the placement of Interests. This appointment is non-exclusive and we may appoint at any time and from time to time other placement agents in our sole discretion. Subject to the performance in all material respects by the Partnership of its obligations under this Agreement, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Partnership contained in this Agreement, you hereby accept such agency and agree on the terms and conditions set forth in this Agreement to use your best efforts to find qualified subscribers for Interests and to use all reasonable efforts to assist the Partnership in obtaining performance by each subscriber. You will not have any liability to the Partnership in the event that any subscriber fails to consummate the purchase of Interests for any reason other than your willful misconduct or gross negligence.

     (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"), pursuant

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to Section 4(2) and/or Regulation D of/under that Act. Both you and the
Partnership have established the following procedures in connection with the offer and sale of Interests and agree that neither of you will make offers or sales of any Interests except in compliance with such procedures:

          (i) Offers and sales of Interests will be made only in compliance with Section 4(2) and/or Regulation D of/under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under that Act.

          (ii) Sales of Interests will be made only to investors that qualify as "qualified eligible persons," as defined in Rule 4.7 under the Commodity Exchange Act, and as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940.

          (iii) No sale of Interests to any one Purchaser will be for less than the minimum denominations as may be specified in the Memorandum; provided, that the general partner of the Partnership (the "General Partner") may from time to time vary such minimum denominations with respect to individual investors or categories of investors.

          (iv) No offer or sale of any Interest may be made in any state or foreign jurisdiction, or to any prospective investor located in any state or foreign jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state or foreign securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

     (c) For purposes of the offering of Interests, the Partnership has furnished to you copies of the Memorandum and subscription documentation that will be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Partnership and the offering as may be contained in the Memorandum or any written supplements thereto, and such other materials as you have prepared and we have reviewed and approved. You will keep a record of each prospective investor to which you furnish a copy of the Memorandum and will promptly provide us with such records at any time upon our written request.

     4.   Subscriptions As of the Initial Closing Date.
          --------------------------------------------

     (a) The initial closing date for subscriptions for Interests is July 1, 2002, or such later date as may be specified by the General Partner, in its sole discretion, which date will not be more than 90 days thereafter without your consent (the "Closing Date").

     (b) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests will be made pursuant to the terms and conditions set forth in the Memorandum and subscription documentation. Subscriptions will be subject to acceptance by you as agent for the Partnership and its General Partner, as described in Section 6 below.

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     (c) All payments received by you under this Agreement for subscriptions in the name and on behalf of the Partnership will be handled by you in accordance with the terms of the subscription documentation.

     (d) If the offering is not completed in accordance with the conditions set forth in the Memorandum, the Partnership may terminate the offering. In such case, you will instruct State Street Bank and Trust Company or any other custodian or escrow agent who may be serving in such capacity for the time being to return all subscription payments to investors, plus accrued interest, if any.

     5.  Subscriptions After the Initial Closing Date.
         --------------------------------------------

     (a) After the initial Closing Date, the Partnership may from time to time, in the sole discretion of the Partnership's Board of Directors (the "Board"), offer Interests to investors for purchase ("Subsequent Offerings").

     (b) In Subsequent Offerings, the minimum additional investment requirements will be such amounts as are specified in the Memorandum; provided, that the General Partner may from time to time vary such minimum amounts with respect to individual investors or classes of investors. All subscriptions for Interests in Subsequent Offerings and payments for such Interests will be made pursuant to the terms and conditions set forth in the Memorandum and subscription documentation, and subscriptions will be subject to acceptance by you as agent for the Partnership and its General Partner, as described in Section 6 below. In Subsequent Offerings, the procedures set forth in Sections 4(c) and (d) will also be applicable.

     6.  Transmission of Subscriptions.
         -----------------------------

     You are appointed as agent of the Partnership and its General Partner for purposes of determining whether to transmit subscriptions for Interests to the General Partner. Subscriptions will be transmitted only if the investor: (a) has supplied properly completed subscription documentation or, in the case of an additional investment by an existing limited partner, has supplied an updated and re-executed original of the previously-supplied subscription documentation; and (b) has made proper payment for Interests. Subscriptions will not be transmitted if it appears that any of the terms or conditions applicable to subscriptions for Interests as set forth in the Memorandum or subscription documentation have not been satisfied, in which case you will use reasonable efforts to obtain properly completed subscription documentation. Properly completed subscription documentation will be promptly transmitted to the General Partner. The General Partner reserves the right to reject any subscription for Interests in the Partnership and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

     7.  Representations and Warranties of the Partnership.
         -------------------------------------------------

     The Partnership represents and warrants to you that:

     (a) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and

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from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Memorandum.

     (b) The Partnership intends to engage in business as a closed-end, non-diversified management investment company and is, or prior to commencement of the Closing Date will be, registered as such under the Investment Company Act of 1940 ("1940 Act").

     (c) Interests to be or which may be issued by the Partnership have been duly authorized for issuance and sale and, when issued and delivered by the Partnership, Interests will conform in all material respects to all statements relating thereto contained in the Memorandum.

     (d) The issuance and sale of Interests and the execution, delivery and performance of the Partnership's obligations hereunder will not result in the violation of any applicable law.

     (e) The Partnership will apply the proceeds from the sale of Interests for the purposes set forth in the Memorandum.

     (f) The Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements in the Memorandum not misleading in light of the circumstances under which they were made.

     (g) This Agreement has been duly authorized, executed and delivered by the Partnership and, assuming your execution of the same, will constitute a valid and binding agreement of the Partnership.

     8.  Covenants of the Partnership.
         ----------------------------

     The Partnership covenants and agrees with you as follows:

     (a) You will be furnished with such documents as you may reasonably require, from time to time, for the purpose of enabling you to pass upon the issuance and sale of Interests as contemplated in this Agreement and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement; and all proceedings taken by the Partnership and in connection with the issuance and sale of Interests as contemplated in this Agreement will be satisfactory in form and substance to you.

     (b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Partnership materially affects the Partnership and which should be set forth in an amendment or supplement to the Memorandum in order to make the statements in the Memorandum not misleading in light of the circumstances under which they are made, the Partnership will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Memorandum, in such reasonable quantities as you may request in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements in the Memorandum not misleading in light of the circumstances under which they are made.

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     9.  Representations and Warranties of the Placement Agent.
         -----------------------------------------------------

     You represent and warrant that:

     (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

     (b) You have maintained and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by you under this Agreement.

     (c) You have not solicited and will not solicit any offer to buy or offer to sell Interests in any manner that would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or this Agreement, in any manner that would constitute a general solicitation or advertising with respect to Interests, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or other means of electronic communication, unless access to that communication is limited to those persons eligible to purchase Interests, or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

     (d) You will furnish to each subscriber of Interests, identified either by you or the Partnership, a current copy of the Memorandum, limited partnership agreement of the Partnership and subscription documentation prior to such person's admission as a limited partner of the Partnership, or in the case of an additional investment by an existing limited partner, prior to the issuance of the additional Interests subscribed for, as the case may be.

     10. Compensation of Placement Agent.
         -------------------------------

     (a) You are entitled to charge a sales commission on the purchase price of Interests of up to 2.5% upon acceptance of the subscription documentation by the General Partner; provided, that you will have the authority to waive or reduce the sales commission in particular cases, at your sole discretion in consultation with the General Partner and as generally described in the Memorandum.

     (b) Except as may otherwise be agreed to by the Partnership, you will be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials (other than those costs associated with preparing and updating the Memorandum and with qualifying prospective investors, which costs will be borne by the Partnership).

     (c) We acknowledge that you may compensate your account executives for their ongoing servicing of clients with whom they have placed Interests in the Partnership. This compensation will be based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Partnership and may represent a portion of any Management Fee paid to the Adviser to the Partnership in consideration for its advisory and other services thereto.

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     11. Indemnification.
         ---------------

     The parties agree to indemnify one another as follows:

     (a) The Partnership agrees to indemnify and hold harmless you and each person who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") ("controlling person") against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or a controlling person may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect of such losses, liabilities, claims, damages or expenses) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by you or through you expressly for the use therein; and further provided that this indemnity will not protect you or any other person who may otherwise be entitled to indemnity under this Agreement from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties under this Agreement. Any determination by the Partnership to indemnify you for the foregoing liabilities will be made in accordance with the requirements of
Section 17 of the 1940 Act. This indemnity will be in addition to any liability which the Partnership may otherwise have included under this Agreement.

     (b) You agree to indemnify and hold harmless the Partnership and each controlling person of the Partnership against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect of such losses, liabilities, claims, damages or expenses) arise out of or are based upon a breach by you of any of the covenants, agreements, representations or warranties contained in this Agreement, or upon any untrue statement or alleged untrue statement of a material fact made by you, or an omission or alleged omission to state a material fact necessary to make a statement made by you not misleading, in connection with your placement of Interests; provided, however, that you will not be liable to the Partnership in any such case to the extent, but only to the extent, that any such loss, liability,

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claim, damage or expense arises out of or is based upon a statement by you in reliance on or in conformity with the Memorandum or the subscription documentation or any amendment or supplement thereto or other written information furnished to you or on your behalf through you by the Partnership expressly for use in connection with the placement of Interests. This indemnity will be in addition to any liability that you may otherwise have incurred under this Agreement.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect of such action is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement of the action (but the failure so to notify an indemnifying party will not relieve it from any other liability which it may have under this Section 11 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in the action and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of the action with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party will have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel will be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume such defense and the approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense of such action other than reasonable costs of investigation unless (i) the indemnified party will have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties will not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subsection (a) of this Section 11 who are parties to such action), (ii) the indemnifying party or parties will not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability will be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under this Agreement by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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     12. Representations and Indemnities to Survive Delivery.
         ---------------------------------------------------

     The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of you, or the Partnership, the General Partner, any Directors serving on the Board, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (c) acceptance of any payment for Interests under this Agreement. The provisions of this Section 12 will survive the termination or cancellation of this Agreement.

     13. Effective Date and Term of Agreement.
         ------------------------------------

     This Agreement will become effective for all purposes as of April 5, 2002 and will remain in effect for an initial term of two years from such date, unless terminated by either party in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of the Directors who are not "interested persons," as defined by the 1940 Act and the rules under that Act, of the Partnership.

     14. Termination.
         -----------

     This Agreement may be terminated as follows:

     (a) Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days' notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

     (b) By written notice to the Partnership, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, of the Partnership, which in your opinion, will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests has been issued by any jurisdiction in which a sale or sales of Interests have been made, or proceedings for that purpose have been initiated or, to your best knowledge and belief, have been contemplated.

     (c) This Agreement will terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules under that Act.

     15. Delegation of Powers.
         --------------------

     You will be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the General Partner. You will be solely responsible, however, for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

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     16. Notices.
         -------

     All communications under this Agreement will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

     If to the Placement Agent:

     Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036
     Telephone: 212-761-4000
     Facsimile: 212-761-0086
     Attn: Compliance Officer

     If to the Partnership:

     Morgan Stanley Institutional Fund of Hedge Funds LP
     One Tower Bridge
     West Conshohocken, PA  19428-2881
     Telephone: 610-260-7650
     Facsimile: 877-260-1197
     Attn: President

     Copy to:

     Morgan Stanley Investment Management Inc.
     1221 Avenue of the Americas
     New York, NY 10020
     Telephone: 212-762-7400
     Facsimile: 212-762-7377
     Attn: General Counsel

     17. Miscellaneous.
         -------------

     (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered will constitute one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person will have any right or obligation under this Agreement.

     (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and neither this Agreement nor any of its terms may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

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     18. Governing Law.
         -------------

     This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions of such laws, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of Delaware and those of the 1940 Act, the 1940 Act provisions will control.

     19. Bound Parties.
         --------------

     The parties to this Agreement agree that the obligations of the Partnership under this Agreement will not be binding upon any Directors or limited partners of the Partnership, or upon any officers, employees or agents, whether past, present or future, of the Partnership, individually, but are binding only upon the assets and property of the Partnership.

                  [Remainder of page intentionally left blank]

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     If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below.

                                  Very truly yours,

                                  MORGAN STANLEY INSTITUTIONAL
                                  FUND OF HEDGE FUNDS LP

                                  By:  Morgan Stanley Alternative Investment
                                       Partners LP, as its General Partner

                                  By: Morgan Stanley AIP GP LP, as its General Partner

                                  By:  Morgan Stanley Alternative Investments
                                       Inc., as its General Partner

                                  By:  _________________________________________
                                       Name:
                                       Title:

                                  Date: ________________________________________


Agreed to and accepted:

Morgan Stanley & Co. Incorporated

By:_______________________________
   Name:
   Title:

Date:_____________________________

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